News Release
Investor Contact:
Taylor Hudson
+1 603.430.5397
thudson@spragueenergy.com

Sprague Resources LP Announces Tenth Consecutive Increased Cash Distribution for the Third Quarter of 2016 and Earnings Conference Call Schedule
Sprague increases cash distribution from $0.5475 to $0.5625 per unit
Portsmouth, NH (October 28, 2016) - Sprague Resources LP (“Sprague”) (NYSE: SRLP) announced today that the Board of Directors of its general partner, Sprague Resources GP LLC, has declared a cash distribution of $0.5625 per unit ($2.25 per unit on an annualized basis) for the quarter ended September 30, 2016. The third quarter distribution represents a 3% increase over the distribution declared for the quarter ended June 30, 2016 and an increase of 12% over the quarterly distribution of $0.5025 per unit paid in October 2015.
The announced distribution will be paid November 14, 2016 to unitholders of record as of the close of business on November 8, 2016.
“I am excited to announce Sprague’s tenth consecutive quarter of consistent distribution growth for unitholders,” said David Glendon, President and Chief Executive Officer. “We continue to build a strong track record of double-digit annual distribution growth by focusing on operational excellence, the successful pursuit of strategic acquisitions in each business segment, and a healthy balance sheet supporting higher distributions while simultaneously maintaining strong coverage and low leverage.”
Sprague will release its third quarter 2016 financial results before the opening of trading on the NYSE on Monday, November 7, 2016. The company will host a conference call on November 7, 2016 at 1 p.m. Eastern time to discuss its financial results. Those interested in hearing the discussion can access the call by dialing (866) 516-2130, and using participation code 97948815. International callers may join by dialing (678) 509-7612. The conference call may also be accessed by a webcast available on the "Investor Relations" page of Sprague's website at www.spragueenergy.com and will be archived on our website for one year from the date of webcast.

About Sprague Resources LP
Sprague Resources LP is engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. The company also provides storage and handling services for a broad range of materials. More information concerning Sprague can be found at www.spragueenergy.com.
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This press release may include forward-looking statements. These forward-looking statements involve risks and uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Although Sprague believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and involve risks that may affect our business prospects and performance causing actual results to differ from those discussed in the foregoing release. Such risks and uncertainties include, by way of example and not of limitation: increased competition for our products or services; changes in supply or demand for our products; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction; potential labor issues; the legislative or regulatory environment; terminal construction/repair delays; nonperformance by major customers or suppliers; and political and economic conditions, including the impact of potential terrorist acts and international hostilities. These and other applicable risks and uncertainties have been described more fully in Sprague’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 10, 2016 and in the Partnership's subsequent Form10-Q, Form 8-K and other documents filed with the SEC. Sprague undertakes no obligation and does not intend to update any forward-looking statements to reflect new information or future events. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
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This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Sprague’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Sprague’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

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